UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2023, the Board of Directors (the “Board”) of Blackstone Real Estate Income Trust, Inc. (the “Company” or “BREIT”) appointed Robert Harper, BREIT’s current Head of Asset Management and Head of Blackstone Real Estate Asset Management Americas, as BREIT’s new President and a member of its Board. A.J. Agarwal will be taking a continuing education sabbatical beginning September 15, 2023 for nine months, and is stepping down from his role as President and Board member effective August 14, 2023. He will serve as an observer of the Board throughout his sabbatical.

Frank Cohen, Chairman & CEO of BREIT, said, “Blackstone has a deep bench of talent and we are fortunate to have Rob, who has been invaluable to BREIT and instrumental to its success since inception. BREIT and its stockholders will benefit from Rob’s 20 years of Blackstone real estate experience and deep BREIT expertise. We look forward to A.J.’s return but we know he will enjoy his academic year at Stanford after 31 years at Blackstone.”

Mr. Harper, 45, joined Blackstone Inc. (together with its affiliates, “Blackstone”) in 2002 and has served in a number of different roles. Since 2016, Mr. Harper has been Head of Real Estate Asset Management Americas, and prior to that, served as Head of Europe for the Blackstone Real Estate Debt Strategies business. For a summary of Mr. Harper’s biographical information, see “Executive and Senior Officers” in the Company’s definitive proxy statement on Schedule 14A, dated April 17, 2023, filed with the Securities and Exchange Commission (“SEC”), which summary is incorporated by reference herein.

Mr. Harper is a senior managing director in the Real Estate Group of Blackstone and was requested by Blackstone to serve on the Board. There are no family relationships between Mr. Harper and any director or executive officer of the Company and there are no transactions between Mr. Harper and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Forward-Looking Statements Disclosure

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction” or other similar words or the negatives thereof. These may include statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in BREIT’s public filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: August 15, 2023

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary